SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/x/	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Tab Products Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT INFORMATION ON HOW TO GIVE COMPLETE VOTING
INSTRUCTIONS ON YOUR PLAN SHARES.

IF YOU CHOOSE TO VOTE A WHITE VOTING INSTRUCTION CARD, YOU MUST SEND IN A
COMPLETE WHITE VOTING INSTRUCTION CARD LISTING 7 DIRECTORS.

INCOMPLETE WHITE VOTING INSTRUCTION CARDS LISTING ONLY FIVE TAB NOMINEES
WILL BE COMPLETELY DISREGARDED.

Dear Tab Products Co. Tax Deferred Savings Plan Participant:

As a participant in the Tab Products Co. Tax Deferred Savings Plan ("401(k) Plan"), you are permitted to direct the Trustee on how to vote the shares of stock allocated to your 401(k) Plan account (your "Plan shares") at the upcoming Annual Meeting of Stockholders of Tab Products Co.

This notice applies only to the WHITE Voting Instruction Card, and not to the materials sent by Thaddeus Jaroszewicz. If you choose to send in the blue Voting Instruction Card, disregard this notice entirely.

The first WHITE Voting Instruction Card you received was sent to you in error and is incomplete because Proposal one includes only 5 of the 7 nominees for director nominated by Tab's Board of Directors. ACCORDINGLY, ALL VOTING INSTRUCTIONS PROVIDED ON THAT INCOMPLETE WHITE VOTING INSTRUCTION CARD WILL BE COMPLETELY DISREGARDED. Contrary to our previous communications, if you only return an incomplete WHITE Voting Instruction Card listing only five nominees, all of your instructions will be completely disregarded and your Plan shares will be voted in the same proportion as the Plan shares for which the Trustee receives valid voting instructions. THEREFORE, IF YOU PREVIOUSLY RETURNED AN INCOMPLETE WHITE VOTING INSTRUCTION CARD LISTING ONLY FIVE NOMINEES, YOU MUST RETURN A REVISED WHITE VOTING INSTRUCTION CARD TO ENSURE YOUR VOTING DIRECTIONS ARE NOT DISREGARDED.

Enclosed is a revised WHITE Voting Instruction Card listing all 7 Tab nominees. THE REVISED WHITE VOTING INSTRUCTION CARD CAN BE IDENTIFIED BY THE SOLID BLACK LINE DOWN THE LEFT HAND MARGIN OF THE CARD. If you choose to vote the WHITE Voting Instruction Card, please mark the revised WHITE Voting Instruction Card, as identified by the solid black line down the left hand margin of the card, date, sign and detach the card and return it to the independent tabulator in the enclosed postage paid envelope.

As a reminder, all voting instructions will be kept absolutely confidential by the Trustee and the independent tabulator; no one at Tab Products Co. will know how you voted.

YOUR VOTING INSTRUCTIONS MUST BE RECEIVED BY 5:00 p.m. (EDT), ON OCTOBER 12, 2001, IN ORDER TO BE COUNTED.

Sincerely,

Administrative Committee
Tab Products Co. Tax Deferred Savings Plan
October 2, 2001

[The printed revised WHITE Voting Instruction Card contains a solid black line down the left hand margin.]

TAB PRODUCTS CO.
Annual Meeting of Stockholders to be held on October 16, 2001
Direction to Trustee of Tab Products Co. Tax Deferred Savings Plan ("401(k) Plan")
Solicited on Behalf of the Board of Directors

To The Charles Schwab Trust Company:

    As a participant in the Tab Products Co. Tax Deferred Savings Plan ("401(k) Plan"), I hereby direct the Trustee to vote the shares of stock allocated to my 401(k) Plan account (the "Shares") at the Annual Meeting of Stockholders of the Company to be held on Tuesday, October 16, 2001, at 10:00 a.m. local time at AmeriSuites, 450 North Milwaukee Avenue, Vernon Hills, Illinois, and at any adjournment thereof, as hereinafter specified upon the Proposals listed below and as more particularly described in the Company's Proxy Statement.

    I understand the Trustee shall vote: (1) any Shares for which no directions were received in the same proportion as the Shares for which the Trustee has received voting instructions; (2) any Shares for which the voting instruction card is returned unsigned in the same proportion as the Shares for which the Trustee receives voting instructions; and (3) any Shares for which directions are not provided with respect to any Proposal in proportion to the Shares for which voting instructions, with respect to that Proposal, are provided to the Trustee.

    The undersigned hereby acknowledges receipt of: (1) Proxy Statement, and (2) Annual Report of the Company on Form 10-K for the fiscal year ended May 31, 2001.

CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

1.	Election of the following directors:
	/ /	FOR the nominees listed below (except as marked to the contrary below)	/ /	WITHHOLD AUTHORITY to vote for the nominees listed below
(INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee's name.)
Gary W. Ampulski Dr. Kathryn S. Hanson Jeffrey A. Heimbuck Warren G. Lichtenstein Jerry K. Myers Hans A. Wolf David W. Wright
2.	To approve the Tab Products Co. 2001 Stock Option Plan.
	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
3.	To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending May 31, 2002.
	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN

PLEASE SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:	, 2001
Signature of Participant: